UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest event reported): June 24, 2008

EPOCH HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-9728	20-1938886
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

640 Fifth Avenue, 18th Floor, New York, NY	10019
Address of principal executive offices	Zip Code

Registrant's telephone number, including area code: 212-303-7200

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On June 24, 2008, Epoch Holding Corporation (the “Company”) announced that its Board of Directors approved a share repurchase program authorizing the Company to purchase up to an aggregate of 250,000 shares, or just over 1%, of its fully diluted outstanding common stock, $0.01 par value (“Common Stock”). Subject to applicable law, the shares may be purchased from time to time in the open market and/or in privately negotiated transactions. Such purchases will be at times and in amounts as the Company deems appropriate, based on factors such as prevailing market conditions, legal requirements and other business considerations. The program expires on June 30, 2009.

The Company further announced that it expects to increase the annual cash dividend on shares of its Common Stock to 12 cents per share from the current 10 cents per share, payable quarterly in accordance with the Company’s dividend policy, and that total Assets Under Management were approximately $6.8 billion as of June 24, 2008.

A copy of the press release issued by the Company is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.

99.1     Press Release dated June 24, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EPOCH HOLDING CORPORATION

By:	/s/ Adam Borak
Name: Adam Borak Title: Chief Financial Officer

Date: June 24, 2008